                                                             Exhibits 5 and 23.3

                       [Letterhead of Dilworth Paxson LLP]

DIRECT DIAL NUMBER:
(215) 575-7000


                               September ___, 1999





U.S. Interactive, Inc.
2012 Renaissance Blvd.
King of Prussia, PA 19406


          Re: 1998 Performance Incentive Plan of U.S. Interactive, Inc.
              Amended and Restated 1998 U.S. Interactive, Inc. Stock Option Plan Amended and Restated 1997 U.S. Interactive, Inc. Stock Option Plan Amended and Restated 1996 U.S. Interactive Inc. Stock Option Plan Registration Statement on Form S-8
              ------------------------------------------------------------------

Ladies and Gentlemen:

     As counsel for U.S. Interactive, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to 5,792,039 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), which may be issued, as follows: (i) pursuant to the 1998 Performance Incentive Plan of U.S. Interactive, Inc. (the "1998 Incentive Plan") 3,000,000 Shares; (ii) pursuant to the Amended and Restated 1998 U.S. Interactive, Inc. Stock Option Plan (the "1998 SOP") 1,393,486 Shares; (iii) pursuant to the Amended and Restated 1997 U.S. Interactive, Inc. Stock Option Plan (the "1997 SOP") 496,117 Shares; and (iv) pursuant to the Amended and Restated 1996 U.S. Interactive Stock Option Plan ("1996 SOP") 902,436 Shares (such plans being referred to collectively as the "Plans"), which are or may become issuable upon exercise of options granted or which may be granted thereunder or otherwise issuable under the 1998 Incentive Plan. The number of shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or the related Plans.

     The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about September 27, 1999. (Said Registration Statement on Form S-8 is referred to hereinafter as the "Registration Statement.")

     In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors adopting the 1998 Incentive Plan and authorizing the issuance of 3,000,000 Shares pursuant to the 1998 Incentive Plan; (iii) the resolutions and related minutes of the Company's Board of Directors respectively adopting and amending the 1998 SOP and authorizing the issuance of 1,054,688 Shares pursuant to the 1998 SOP; (iv) the resolutions and minutes of the Company's Board of Directors respectively adopting and amending the 1997 SOP and authorizing the issuance of 600,000 Shares pursuant to the 1997 SOP; (v) the resolutions and minutes of the Company's Board of Directors respectively adopting and amending the 1996 SOP and authorizing the issuance of 1,044,247 Shares pursuant to the 1996 SOP; (vi) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (vii) the Registration Statement; and (viii) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued in accordance with the terms of the respective Plans (including the terms of any options granted thereunder), after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

     We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. We are qualified to practice law in the Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as a exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                                     Very truly yours,

                                                     /s/
                                                     -------------------
                                                     DILWORTH PAXSON LLP



cc:  Lawrence F. Shay, General Counsel
     U.S. Interactive, Inc.



                                       2